Exhibit 99

News Release

CONTACTS:
Investors:
      Joe Selner, Chief Financial Officer
       920-491-7120

Media:
      Jon Drayna, Corporate Communications
      920-491-7006

Associated CEO announces dividend increase, cites progress at shareholders’ meeting

        GREEN BAY, Wis. – April 27, 2005 – Associated Banc-Corp (Nasdaq: ASBC) President and CEO Paul S. Beideman announced an increase in the company’s regular quarterly cash dividend to 27 cents per share, from 25 cents at today’s Annual Meeting of shareholders.

         Shareholders of record on May 9 will receive the higher dividend on May 16. The action makes 2005 the 35th consecutive year of dividend increases for Associated.

        At the annual meeting, Beideman cited the company’s success in implementing its strategic priorities. “Several key initiatives contributed to our 2004 progress, producing earnings growth of 10 percent and a total shareholder return of 20 percent,” he said. He cited several strategic priorities including business lending, wealth management services, deposit growth and asset quality, among others.

        He added, “More importantly, we advanced our vision of being the preferred provider of financial services for business and individuals in the communities we serve. For us, these are not just words that hang on the wall. They define the approach each associate brings to everything they do.” He told shareholders the company has invested in its people and improved systems and accountability to make the quality of the interaction with our people a point of differentiation that customers notice.

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Associated dividend, add one

        Beideman also said the First Federal acquisition and integration, announced a year earlier, had gone smoothly. The addition of its 100 banking locations, including 50 supermarket branches, adds convenience to Associated customers while bringing a much broader product line to former First Federal customers.

        Beideman also discussed Associated’s recently announced plan to acquire State Financial Services Corp. State Financial is a $1.5 billion financial services company based in Milwaukee, with 29 banking branches in Southeastern Wisconsin and Northeastern Illinois.

        “State Financial’s footprint extends Associated’s presence into attractive growing markets in Southeast Wisconsin and Northeast Illinois. Their geographical position, their strong commercial lending capabilities and their good people complement Associated’s franchise well,” he said.

        “The skill and diligence shown by our associates during the integration of First Federal give us the confidence to seize this opportunity and, with it, to expand our ability to serve our customers,” he said.

        Beideman’s remarks at the Green Bay meeting were Webcast. An archived recording of the Webcast will be available later in the day through Associated’s web site, www.associatedbank.com, in the Investor Relations area.

        Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified multibank holding company with total assets of $20.5 billion. Associated has more than 300 banking offices serving more than 170 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.associatedbank.com.

        Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s Annual Report filed on Form 10-K.